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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF BIOSEPRA, INC.



Name of Subsidiary                           Jurisdiction of Organization
------------------                           ----------------------------

BioSepra S.A.                                France
BioSepra BioMedical, Inc.                    Delaware
Biosphere Medical, S.A.                      France